As Filed with the Securities and Exchange Commission on June 22, 2012

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONSANTO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	43-1878297
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard,

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF JANUARY 24, 2012)

(INCLUDING THE MONSANTO COMPANY NON-EMPLOYEE DIRECTOR

EQUITY INCENTIVE COMPENSATION PLAN)

MONSANTO COMPANY LONG-TERM INCENTIVE PLAN

(formerly known as the MONSANTO 2000 MANAGEMENT INCENTIVE PLAN),

INCLUDING THE MONSANTO COMPANY NON-EMPLOYEE DIRECTOR

EQUITY INCENTIVE COMPENSATION PLAN

(Full title of the plan)

David F. Snively, Esq.

Executive Vice President, Secretary and General Counsel

Monsanto Company

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Name and address of agent for service)

(314) 694-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), Common Stock, $.01 par value	25,086,824	$78.73(3)	$1,975,085,653.52(3)	$226,344.82
Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan), Common Stock, $.01 par value	410,000	$89.5578(3)	$36,718,698(3)	$4,207.96
Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, Common Stock, $.01 par value	(4)	(4)	(4)	(4)
Total			$2,011,804,351.52	$230,552.78

(1)	This Registration Statement covers (x) 25,086,824 additional shares of common stock of Monsanto Company (the “Registrant” or the “Company”) available for issuance pursuant to awards under the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012) (the “2005 Plan”) and (y) 410,000 additional shares of common stock of the Company available for issuance pursuant to awards under the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan) (the “2000 Plan” and, together with the 2005 Plan, the “Plans”). This Registration Statement also covers such additional indeterminate shares of common stock of the Registrant as may be issuable pursuant to antidilution provisions of the Plans. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plans. A Registration Statement on Form S-8 has been filed previously on January 21, 2005 (File No. 333-122232) covering 24,000,000 shares of common stock reserved for issuance pursuant to awards under the 2005 Plan (as adjusted to reflect a 2-for-1 split in the Registrant’s common stock effected July 28, 2006). Registration Statements on Form S-8 have been filed previously on December 6, 2000, as amended on December 11, 2000 (File No. 333-51316) and April 30, 2003 (File No. 333-104855) covering 78,536,000 shares of common stock reserved for issuance pursuant to awards under the 2000 Plan (as adjusted to reflect a 2-for-1 split in the Registrant’s common stock effected July 28, 2006).
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share represents, in the case of the 2005 Plan, the average of the high and low selling prices per share of common stock of the Registrant on June 21, 2012, as reported in the New York Stock Exchange Composite Transactions, and the weighted average exercise price of outstanding awards with the highest exercise price in the case of the 2000 Plan.
(4)	Shares issuable under the Non-Employee Director Equity Incentive Compensation Plan are automatically granted under the Plans; accordingly, no separate registration fee is payable with respect to the Non-Employee Director Equity Incentive Compensation Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Registrant to register (1) an additional 25,086,824 shares of common stock, par value $0.01 per share, of Monsanto Company, which may be awarded under the Monsanto Company 2005 Long-Term Incentive Plan (including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan) (as Amended and Restated as of January 24, 2012) pursuant to an amendment and restatement of such plan authorized by the shareowners of the Registrant on January 24, 2012 and (2) an additional 410,000 shares of common stock, par value $0.01 per share, of Monsanto Company, which may be awarded under the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan) (including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that Monsanto Company (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part hereof (except for the portions of the Company’s Current Reports furnished, as opposed to filed, on Form 8-K):

(a)	The Company’s Annual Report on Form 10-K for the year ended August 31, 2011, filed November 14, 2011, as amended on Form 10-K/A on December 1, 2011 (File No. 001-16167);

(b)(1)	The Company’s Current Reports on Form 8-K, filed October 11, 2011; November 14, 2011; November 14, 2011; January 24, 2012; and March 26, 2012 (File No. 001-16167);

(b)(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2011, filed January 6, 2012 (File No. 001-16167);

(b)(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2012, filed April 5, 2012 (File No. 001-16167); and

(c)	The description of the Company’s Common Stock as set forth in the Company’s registration statement on Form 8-A filed October 10, 2002, under the heading “Description of Registrant’s Securities to be Registered,” and on Form S-1/A (File No. 333-36956) filed August 30, 2000, under the heading “Description of Capital Stock,” including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (except for the portions of the Company’s Current Reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

The common stock to be offered under the Plans is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Stock registered pursuant to this Registration Statement to be issued pursuant to Plans will be passed upon for the Company by David F. Snively, Executive Vice President, Secretary and General Counsel of the Company, who beneficially owns shares of Common Stock and who is a participant in various employment benefit plans offered by the Company, including the Plans, and has options to purchase shares of Common Stock and restricted stock units pursuant to such plans.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 59 of Monsanto’s Bylaws requires indemnification of any person made a party to any proceeding by reason of the fact that the person is or was a director or officer of Monsanto, or serving at the request of Monsanto as a director, officer or fiduciary of another enterprise, including employee benefit plans; and permits indemnification of any person made a party to any proceeding by reason of the fact that the person is or was an employee or agent of Monsanto, or was serving at the request of Monsanto as an employee or agent of another enterprise, including employee benefit plans. The Bylaws provide for certain conditions to such indemnification. Article IX of Monsanto’s Amended and Restated Certificate of Incorporation eliminates directors’ liability to Monsanto and its shareowners for breaches of fiduciary duty, except to the extent that such exemption from liability is not permitted by Delaware law.

Monsanto maintains directors’ and officers’ liability insurance coverage.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Creve Coeur, state of Missouri, on this 22nd day of June, 2012.

MONSANTO COMPANY (Registrant)

By:	/s/ David F. Snively
Name: Title:	David F. Snively Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Chicoine, Ph.D.* David L. Chicoine, Ph.D.	Director	June 22, 2012

/s/ Janice L. Fields* Janice L. Fields	Director	June 22, 2012

/s/ Hugh Grant Hugh Grant	Chairman of the Board of Directors President and Chief Executive Officer (Principal Executive Officer)	June 22, 2012

/s/ Arthur H. Harper* Arthur H. Harper	Director	June 22, 2012

/s/ Laura K. Ipsen* Laura K. Ipsen	Director	June 22, 2012

/s/ Gwendolyn S. King* Gwendolyn S. King	Director	June 22, 2012

/s/ C. Steven McMillan* C. Steven McMillan	Director	June 22, 2012

/s/ Jon R. Moeller* Jon R. Moeller	Director	June 22, 2012

/s/ William U. Parfet* William U. Parfet	Director	June 22, 2012

/s/ George H. Poste, Ph.D., D.V.M.* George H. Poste, Ph.D., D.V.M.	Director	June 22, 2012

/s/ Robert J. Stevens* Robert J. Stevens	Director	June 22, 2012

/s/ Pierre Courduroux Pierre Courduroux	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 22, 2012

/s/ Nicole M. Ringenberg Nicole M. Ringenberg	Vice President and Controller (Principal Accounting Officer)	June 22, 2012

* David F. Snively, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

By:	/s/ David F. Snively
David F. Snively Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to Registration Statement on Form S-1, filed Aug. 30, 2000, (File No. 333-36956))

4.2	Monsanto Company Bylaws, as amended effective June 8, 2011 (incorporated by reference to Exhibit 3.2(i) of Form 8-K, filed June 14, 2011, File No. 1-16167)

4.3	Form of Specimen Certificate of the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-36956))

5	Opinion of David F. Snively relating to the legality of the Common Stock

10.1	Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012) (incorporated by reference to the Company’s Definitive Proxy Statement, Appendix D, filed December 9, 2011, File No. 001-16167)

10.2	The Monsanto Non-Employee Director Equity Incentive Compensation Plan, as amended and restated, effective April 17, 2012

10.3	Monsanto Company Long-Term Incentive Plan, as amended and restated, effective April 24, 2003 (formerly known as Monsanto 2000 Management Incentive Plan) (incorporated by reference to Appendix C to Notice of Annual Meeting and Proxy Statement dated March 13, 2003, File No. 1-16167)

10.4	First Amendment, effective Jan. 29, 2004, to the Monsanto Company Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.16.1 of the Form 10-Q for the period ended Feb. 29, 2004, File No. 1-16167)

10.5	Second Amendment, effective Oct. 23, 2006, to the Monsanto Company Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.18.2 of the Form 10-K for the period ended Aug. 31, 2006, File No. 1-16167)

10.6	Third Amendment, effective June 14, 2007, to the Monsanto Company Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.19.3 of Form 10-K for the period ended Aug. 31, 2007, File No. 1-16167)

10.7	Fourth Amendment, effective June 14, 2007, to the Monsanto Company Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.19.4 of Form 10-K for the period ended Aug. 31, 2007, File No. 1-16167)

10.8	Fifth Amendment, effective Sept. 1, 2010, to the Monsanto Company Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to Form 8-K, filed Sept. 1, 2010, File No. 1-16167)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Company Counsel (See Exhibit 5)

24	Power of Attorney